UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 26, 2006 (December 19, 2006)

CHINA SECURITY & SURVEILLANCE
TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50917	98-0509431
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road
Futian, Shenzhen, China, 518034

(Address of Principal Executive Offices)

(86) 755-83765666
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 19, 2006, China Security & Surveillance Technology, Inc. (the “Company”) consummated the acquisition of all of the issued and outstanding capital stock of Shanghai Cheng Feng Digital Technology Co., Ltd. (the “Shares”), a company incorporated in the People’s Republic of China (“Cheng Feng”) from Yang Shu Fang, Pan Jun Qiang, Zhou Xiao Lu, HangSeng Electronic Holdings Company, Limited, Chen Fei, Sun Hui, Wang Yun Zheng and Jin Lau, the former owners of all of the issued and outstanding common stock of Cheng Feng (the “Stockholders”). The acquisition was consummated pursuant to the terms of Stock Transfer Agreement among the parties that was entered into on July 7, 2006 (the “Stock Transfer Agreement”).

Prior to the acquisition of Cheng Feng, no material relationship existed between the Company and the Sellers and/or their affiliates, directors, officers or any associate of an officer or director.

Under the terms of the Stock Transfer Agreement, the Company paid consideration of RMB 60 million or approximately $7.5 million in cash ($1.25 million of which was paid prior to closing) and 1,331,376 shares of the Company’s common stock. Under the share transfer agreement, the stockholders of Cheng Feng will pledge to China Security approximately $2.50 million (equivalent of RMB 20 million) worth of China Security common stock to secure a “make good” obligation, which equates to a range of between approximately $1.25 million to $1.88 million in net income for 2006 and approximately $2.0 million to $3.13 million in 2007. In connection with the Stock Transfer Agreement, Mr. Fufang Yang, the current CEO of Cheng Feng, was appointed as the Company’s Chief Operating Officer.

The foregoing descriptions of the Stock Transfer Agreement are qualified in their entirety by reference to the full text of the Stock Purchase Agreement, a copy of which was attached to the Company’s Report of Foreign Private Issuer on Form 6-K filed with the Securities and Exchange Commission on July 7, 2006.

Cheng Feng develops and manufactures security surveillance software in China. Cheng Feng owns video technology which capable of integrating with other software and hardware applications. Proprietary software owned by Cheng Feng includes the Security Resource Integration Management Platform and the Security Integration Platform, which are designed to integrate all security installations, both hardware and software, onto a single operating platform.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The Financial Statements of Cheng Feng will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date that this Report is required to be filed.

(d) Exhibits

10.1	Stock Transfer Agreement [Incorporated by reference to Exhibit 10.1 of the Company’s Report of Foreign Private Issuer on Form 6-K filed on July 7, 2006].

99.1	Press release issued by the Company dated December 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Security & Surveillance Technology, Inc.

Date: December 26, 2006

/s/ Guoshen Tu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Transfer Agreement [Incorporated by reference to Exhibit 10.1 of the Company’s Report of Foreign Private Issuer on Form 6-K filed on July 7, 2006].

99.1	Press release issued by the Company dated December 18, 2006.